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                                  EXHIBIT 3.11
                                  ------------

                                                   FEDERAL IDENTIFICATION
                                                    NO. 04-042956637
                                                    ---------------------


/s/ JM                 The Commonwealth of Massachusetts
-----------                  William Francis Galvin
Examiner                 Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


-----------                  ARTICLES OF AMENDMENT
Name                (General Laws, Chapter 156B, Section 72)
Approved

            We, COURTNEY P. SNYDER                                  , *President
            --------------------------------------------------------

            and COURTNEY P. SNYDER                                    , *Clerk
            ----------------------------------------------------------

            of TELECONVERSANT, LTD.
            --------------------------------------------------------------------
                              (Exact name of corporation)

            located at: 1 Kendall Square, Building 600, Cambridge, MA  02139
            -------------------------------------------------------------------
                    (Street address of corporation in Massachusetts)

            certify that these Articles of Amendment affecting articles numbered:

            Article I
            --------------------------------------------------------------------
              (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

            of the Articles of Organization were duly adopted by written consent dated as of November 29, 1996, by vote of:

            1,312    shares of Common Stock  of  1,312  shares then outstanding.
            -----              ------------      -----
                     (type, class & series, if any)

                     shares of Common Stock  of         shares then outstanding.
            -----              ------------      -----
   C    [_]          (type, class & series, if any)
   P    [_]
   M    [_]          shares of Common Stock  of         shares then outstanding.
   R.A. [_] -----              ------------      -----
                     (type, class & series, if any)

            /1/ being at least a majority of each type, class or series outstanding and entitled to vote thereon:


            To change the name of the Corporation from "Teleconversant, Ltd." To "Kendall Square Teleconferencing, Inc."


            *Delete the inapplicable words.    **Delete the inapplicable clause.
            /1/ For amendments adopted pursuant to Chapter 156B, Section 70.
            /2/ For amendments adopted pursuant to Chapter 156B, Section 71.
            Note:  If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1
4           inch. Additions to more than one article may be made on a single
----------- sheet so long as each article requiring each addition is clearly
P.C.        indicated.


    3/27/87



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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:                        .
                      -----------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 29th day of November, 1996.

/s/ Courtney P. Snyder             ,  *President
-----------------------------------
Courtney P. Snyder

/s/ Courtney P. Snyder             ,  *Clerk
-----------------------------------
Courtney P. Snyder


                        *Delete the inapplicable words.